Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

KAZIA THERAPEUTICS LTD

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share, in the form of American Depositary Shares	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Other	Warrants	(2)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf			457(o)		$	$200,000,000.00	0.0001381		$27,620.00

Total Offering Amounts:							$200,000,000.00			27,620.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$27,620.00

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Offering Note(s)

(1)	The amount to be registered consists of up to $200,000,000 of newly-registered securities of an indeterminate amount of ordinary shares, which may be sold in the form of American Depositary Shares (“ADSs”), and/or warrants. There is also being registered hereunder such currently indeterminate number ordinary shares as may be issued upon exercise of warrants registered hereby. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Calculation of Filing Fee Tables and Related Disclosure Item (2)(A)(iii)(b) of Form F-3 under the Securities Act.

Including such indeterminate amount of ordinary shares as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby. The ordinary shares registered hereby are evidenced by ADSs, each representing five hundred (500) ordinary shares, have been registered on a separate registration statement on Form F-6 filed with the Securities and Exchange Commission on September 29, 2005 (File No. 333-128681).
(2)	The amount to be registered consists of up to $200,000,000 of newly-registered securities of an indeterminate amount of ordinary shares, which may be sold in the form of American Depositary Shares (“ADSs”), and/or warrants. There is also being registered hereunder such currently indeterminate number ordinary shares as may be issued upon exercise of warrants registered hereby. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Calculation of Filing Fee Tables and Related Disclosure Item (2)(A)(iii)(b) of Form F-3 under the Securities Act.

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for ordinary shares registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.